Great Western Bancorp, Inc. Closes Merger with HF Financial Corp. Sioux Falls, SD – May 16, 2016 – Great Western Bancorp, Inc. (NYSE: GWB) (“Great Western”) announced today that it has completed its previously announced acquisition of HF Financial Corp. (“Home Federal”). The acquisition of Home Federal increases Great Western’s assets to approximately $11.3 billion, and will add 23 locations to its 155 branch network with a new presence in North Dakota and Minnesota. Great Western will be changing the existing Home Federal and Infinia branches over the next few weeks in connection with its systems conversion, which is expected to be completed on June 10, 2016. “We are very pleased to welcome Home Federal customers to Great Western,” said Ken Karels, President and Chief Executive Officer. “Our team is eager to get to work Making Life Great for our customers and the communities we serve.” About Great Western Bancorp, Inc. Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through 178 branches in nine states: South Dakota, North Dakota, Minnesota, Iowa, Nebraska, Colorado, Arizona, Kansas and Missouri. To learn more about Great Western Bank visit www.greatwesternbank.com. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, future events or performance with respect to the merger are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning the expected timeline for integration efforts related to the merger and the anticipated benefits of the merger are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed; therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Risk Factors” and "Cautionary Statement Regarding Forward-Looking Statements" in the Proxy Statement/Prospectus related to the merger and, more generally, to the discussion in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Great Western’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015, and the discussion in the sections entitled “Risk Factors” and “Forward-Looking Statements” in HF Financial’s Annual Report on Form 10- K for the fiscal year ended June 30, 2015. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. GREAT WESTERN BANCORP, INC. Media Contact: Ann Nachtigal, 605-988-9217 ann.nachtigal@greatwesternbank.com Investor Relations Contact: David Hinderaker, 605-988-9253 david.hinderaker@greatwesternbank.com